Exhibit 99.1

Apple Reports Fourth Quarter Results

Revenue Up 12 Percent and EPS Up 24 Percent to New September Quarter Records

Services Revenue Reaches All-Time High

CUPERTINO, California — November 2, 2017 — Apple® today announced financial results for its fiscal 2017 fourth quarter ended September 30, 2017. The Company posted quarterly revenue of $52.6 billion, an increase of 12 percent from the year-ago quarter, and quarterly earnings per diluted share of $2.07, up 24 percent. International sales accounted for 62 percent of the quarter’s revenue.

“We’re happy to report a very strong finish to a great fiscal 2017, with record fourth quarter revenue, year-over-year growth for all our product categories, and our best quarter ever for Services,” said Tim Cook, Apple’s CEO. “With fantastic new products including iPhone 8 and iPhone 8 Plus, Apple Watch Series 3, and Apple TV 4K joining our product lineup, we’re looking forward to a great holiday season, and with the launch of iPhone X getting underway right now, we couldn’t be more excited as we begin to deliver our vision for the future with this stunning device.”

“Apple’s year-over-year revenue growth rate accelerated for the fourth consecutive quarter and drove EPS growth of 24 percent in the September quarter,” said Luca Maestri, Apple’s CFO. “We also generated strong operating cash flow of $15.7 billion and returned $11 billion to investors through our capital return program.”

Apple is providing the following guidance for its fiscal 2018 first quarter:

•	revenue between $84 billion and $87 billion

•	gross margin between 38 percent and 38.5 percent

•	operating expenses between $7.65 billion and $7.75 billion

•	other income/(expense) of $600 million

•	tax rate of 25.5 percent

Apple’s board of directors has declared a cash dividend of $0.63 per share of the Company’s common stock. The dividend is payable on November 16, 2017 to shareholders of record as of the close of business on November 13, 2017.

Apple will provide live streaming of its Q4 2017 financial results conference call beginning at 2:00 p.m. PDT on November 2, 2017 at www.apple.com/investor/earnings-call/. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), tax rate, and plans for return of capital. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation: the effect of global and regional economic conditions on the Company's business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent product introductions and transitions, including delivering to the marketplace, and stimulating customer demand for, new products, services and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing and product mix, and increases in component and other costs could have on the Company’s gross margin; the dependency of the Company on the performance of distributors of the Company's products, including cellular network carriers and other resellers; the inventory and other asset risks associated with the Company’s need to order, or commit to order, product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components, services and new technologies essential to the Company's business, including components and technologies that may only be available from sole or limited sources; the dependency of the Company on manufacturing and logistics services provided by third parties, many of which are located outside of the U.S. and which may affect the quality, quantity or cost of products manufactured or services rendered to the Company; the effect of product and service quality problems on the Company’s financial performance and reputation; the dependency of the Company on third-party intellectual property and digital content, which may not be available to the Company on commercially reasonable terms or at all; the dependency of the Company on support from third-party software developers to develop and maintain software applications and services for the Company’s products; the impact of unfavorable legal proceedings, such as a potential finding that the Company has infringed on the intellectual property rights of others; the impact of changes to laws and regulations that affect the Company’s activities, including the Company’s ability to offer products or services to customers in different regions; the ability of the Company to manage risks associated with its international activities, including complying with laws and regulations affecting the Company’s international operations; the ability of the Company to manage risks associated with the Company’s retail stores; the ability of the Company to manage risks associated with the Company’s investments in new business strategies and acquisitions; the impact on the Company's business and reputation from information technology system failures, network disruptions or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company’s investment portfolio; and changes in tax rates and exposure to additional tax liabilities. More information on these risks and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch and Apple TV. Apple’s four software platforms — iOS, macOS, watchOS and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Kristin Huguet
Apple
khuguet@apple.com
(408) 974-2414

Investor Relations Contacts:
Nancy Paxton
Apple
paxton1@apple.com
(408) 974-5420

Joan Hoover
Apple
hoover1@apple.com
(408) 974-4570

NOTE TO EDITORS: For additional information visit the Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.

© 2017 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016
Net sales	$52,579	$46,852	$229,234	$215,639
Cost of sales (1)	32,648	29,039	141,048	131,376
Gross margin	19,931	17,813	88,186	84,263

Operating expenses:
Research and development (1)	2,997	2,570	11,581	10,045
Selling, general and administrative (1)	3,814	3,482	15,261	14,194
Total operating expenses	6,811	6,052	26,842	24,239

Operating income	13,120	11,761	61,344	60,024
Other income/(expense), net	797	427	2,745	1,348
Income before provision for income taxes	13,917	12,188	64,089	61,372
Provision for income taxes	3,203	3,174	15,738	15,685
Net income	$10,714	$9,014	$48,351	$45,687

Earnings per share:
Basic	$2.08	$1.68	$9.27	$8.35
Diluted	$2.07	$1.67	$9.21	$8.31

Shares used in computing earnings per share:
Basic	5,149,428	5,366,912	5,217,242	5,470,820
Diluted	5,183,585	5,393,333	5,251,692	5,500,281

Cash dividends declared per share	$0.63	$0.57	$2.40	$2.18

(1) Includes share-based compensation expense as follows:
Cost of sales	$215	$186	$877	$769
Research and development	$569	$476	$2,299	$1,889
Selling, general and administrative	$390	$368	$1,664	$1,552

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	September 30, 2017	September 24, 2016
ASSETS:
Current assets:
Cash and cash equivalents	$20,289	$20,484
Short-term marketable securities	53,892	46,671
Accounts receivable, less allowances of $58 and $53, respectively	17,874	15,754
Inventories	4,855	2,132
Vendor non-trade receivables	17,799	13,545
Other current assets	13,936	8,283
Total current assets	128,645	106,869

Long-term marketable securities	194,714	170,430
Property, plant and equipment, net	33,783	27,010
Goodwill	5,717	5,414
Acquired intangible assets, net	2,298	3,206
Other non-current assets	10,162	8,757
Total assets	$375,319	$321,686

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$49,049	$37,294
Accrued expenses	25,744	22,027
Deferred revenue	7,548	8,080
Commercial paper	11,977	8,105
Current portion of long-term debt	6,496	3,500
Total current liabilities	100,814	79,006

Deferred revenue, non-current	2,836	2,930
Long-term debt	97,207	75,427
Other non-current liabilities	40,415	36,074
Total liabilities	241,272	193,437

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 5,126,201 and 5,336,166 shares issued and outstanding, respectively	35,867	31,251
Retained earnings	98,330	96,364
Accumulated other comprehensive income/(loss)	(150)	634
Total shareholders’ equity	134,047	128,249
Total liabilities and shareholders’ equity	$375,319	$321,686

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Twelve Months Ended
	September 30, 2017	September 24, 2016
Cash and cash equivalents, beginning of the period	$20,484	$21,120
Operating activities:
Net income	48,351	45,687
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	10,157	10,505
Share-based compensation expense	4,840	4,210
Deferred income tax expense	5,966	4,938
Other	(166)	486
Changes in operating assets and liabilities:
Accounts receivable, net	(2,093)	527
Inventories	(2,723)	217
Vendor non-trade receivables	(4,254)	(51)
Other current and non-current assets	(5,318)	1,055
Accounts payable	9,618	1,837
Deferred revenue	(626)	(1,554)
Other current and non-current liabilities	(154)	(2,033)
Cash generated by operating activities	63,598	65,824
Investing activities:
Purchases of marketable securities	(159,486)	(142,428)
Proceeds from maturities of marketable securities	31,775	21,258
Proceeds from sales of marketable securities	94,564	90,536
Payments made in connection with business acquisitions, net	(329)	(297)
Payments for acquisition of property, plant and equipment	(12,451)	(12,734)
Payments for acquisition of intangible assets	(344)	(814)
Payments for strategic investments, net	(395)	(1,388)
Other	220	(110)
Cash used in investing activities	(46,446)	(45,977)
Financing activities:
Proceeds from issuance of common stock	555	495
Excess tax benefits from equity awards	627	407
Payments for taxes related to net share settlement of equity awards	(1,874)	(1,570)
Payments for dividends and dividend equivalents	(12,769)	(12,150)
Repurchases of common stock	(32,900)	(29,722)
Proceeds from issuance of term debt, net	28,662	24,954
Repayments of term debt	(3,500)	(2,500)
Change in commercial paper, net	3,852	(397)
Cash used in financing activities	(17,347)	(20,483)
Increase/(Decrease) in cash and cash equivalents	(195)	(636)
Cash and cash equivalents, end of the period	$20,289	$20,484
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$11,591	$10,444
Cash paid for interest	$2,092	$1,316